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                                                                    EXHIBIT 99.3


                 SECOND AMENDMENT TO SALE AND PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO SALE AND PURCHASE AGREEMENT (this "SECOND AMENDMENT") is made and entered into as of the 16th day of November, 2001, by and between VZ CHANTILLY CORPORATION, a Delaware corporation ("SELLER"), and COPT ACQUISITIONS, INC., a Delaware corporation ("BUYER").

                                    RECITALS:

     WHEREAS, Seller and Buyer have entered into that certain Sale and Purchase Agreement dated October 16, 2001, as amended by that certain First Amendment to Sale and Purchase Agreement dated as of November 15, 2001 (as amended, the "AGREEMENT"), for the purchase and sale of certain property and related improvements located in Chantilly, Virginia, as more particularly described in the Agreement; and

     WHEREAS, the parties desire to amend the Agreement on the terms and conditions more particularly set forth in this Second Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Buyer, intending legally to be bound, hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise provided herein, all terms used in this Second Amendment that are defined in the Agreement shall have the meanings provided in the Agreement.

     2. LEASE-BACK AGREEMENT.

     (a) The Lease-Back Negotiation Period is hereby amended to end at 12:00 noon on November 21, 2001. Seller hereby designates and Buyer hereby acknowledges that Verizon Realty Corp. shall be the tenant under the Lease-Back Agreement, and that if Verizon Realty Corp. is the tenant under the Lease-Back Agreement, no Guaranty shall be required. Notwithstanding anything in the Agreement or this Second Amendment to the contrary, if the form of the Lease-Back Agreement and the Guaranty (if applicable) are not finalized and the final forms thereof approved in writing by both parties prior to the expiration of the Lease-Back Negotiation Period as hereby extended, then Buyer shall be entitled to terminate the Agreement at or prior to the expiration of the Lease-Back Negotiation Period as hereby extended, in which event the Deposit shall be returned to Buyer and the parties shall have no further liability hereunder or under the Agreement, except as otherwise expressly provided in the Agreement.

     (b) Section 3 of EXHIBIT O to the Agreement is hereby amended by inserting the following additional provisions as a new paragraph at the end of the Space B rent chart set forth therein:

     "The Tenant shall also pay the landlord thereunder (the "LANDLORD"), as additional base rent and in addition to the base rent set forth above, the sum of Six Hundred Thirty Thousand Dollars ($630,000.00) (the "INITIAL FIXED BASE RENT OBLIGATION"), which Initial Fixed Base

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Rent Obligation shall be paid in equal monthly installments of Twenty-One
Thousand Dollars ($21,000.00) over the first thirty (30) months of the term of the Lease-Back Agreement; provided, however, that the amount of Tenant's Initial Fixed Base Rent Obligation shall be reduced, on a dollar for dollar basis, by the amount of the Subrent (as hereinafter defined) actually received by Landlord during the thirty (30) month period for which the Initial Fixed Base Rent Obligation is payable, but only to the extent that such Subrent exceeds the Rent Threshold Amount (as hereinafter defined). The term "SUBRENT" shall mean the base rent payable under direct leases between Landlord and tenants with whom Tenant proposes to or does enter into subleases and with whom Landlord enters into direct leases ("DIRECT LEASES"). The term "RENT THRESHOLD AMOUNT" shall mean, on a per rentable square foot basis, an annual base rent amount of $22.50 during the period from the commencement date of the Lease-Back Agreement through December 31, 2003, and an annual base rent amount of $23.06 during the period from January 1, 2004, through the balance of the thirty month period for which the Initial Fixed Base Rent Obligation is payable. If at any time all of the space covered by the Lease-Back Agreement is covered by Direct Leases and any portion of the Initial Fixed Base Rent Obligation has not been paid, then notwithstanding Tenant's release from its obligations to pay the base rent set forth in EXHIBIT O to the Agreement, Tenant's obligation to pay the balance of the Initial Fixed Base Rent Obligation shall survive until the entire amount thereof has been actually received by Landlord, whether from Tenant or from tenants under Direct Leases as provided above."

     3. BUYER'S ELECTION TO PROCEED. Buyer hereby waives its right to terminate the Agreement pursuant to Section 3.02 of the Agreement. Buyer hereby acknowledges that it elects to proceed with the transaction contemplated by the Agreement, and Buyer's execution of this Second Amendment shall serve as written notice to Seller of Buyer's election to proceed as required under Section 3.02 of the Agreement. Buyer shall deliver the Additional Deposit to the Title Company pursuant to Sections 2.02(b) and 3.02 of the Agreement.

     4. RATIFICATION. Except as otherwise expressly modified by the terms of this Second Amendment, the Agreement shall remain unchanged and continue in full force and effect. All terms, covenants, and conditions of the Agreement not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further modified hereby, constitute valid and binding obligations of Seller and Buyer according to the terms thereof.

     5. BINDING EFFECT. All of the covenants contained in this Second Amendment, including, but not limited to, all covenants of the Agreement as modified hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

     6. COUNTERPARTS. This Second Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Second Amendment. This Second Amendment may be signed by facsimile signatures, which shall have the force of originals.

                            [SIGNATURE PAGE FOLLOWS]




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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.


                                       SELLER:

                                       VZ CHANTILLY CORPORATION, a Delaware
                                       corporation


[Illegible]                            By: /s/ JAMES J. JORDAN
----------------------------               --------------------------------
Witness                                    Name:  James J. Jordan
                                           Title: Senior Vice President


                                       BUYER:

                                       COPT ACQUISITIONS, INC., a Delaware
                                       corporation


/s/ Stephanie L. Shade                 By: /s/ RANDALL M. GRIFFIN
----------------------------               --------------------------------
Witness                                    Name:  Randall M. Griffin
                                           Title: President


                                     JOINDER

Verizon Capital Corp., hereby joins in this Second Amendment for the sole purposes of ratifying and confirming its Joinder obligations in the Agreement.

                                       VERIZON CAPITAL CORP., a Delaware
                                       corporation


[Illegible]                            By: /s/ JAMES J. JORDAN
----------------------------               --------------------------------
Witness                                    Name:  James J. Jordan
                                           Title: Senior Vice President



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